Exhibit 25-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

MUFG UNION BANK, N.A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

MUFG Union Bank, N.A.

400 California Street

Corporate Trust—12th Floor

San Francisco, CA 94104

(415) 765-2945

(Name, address and telephone number of agent for service)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-1578329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5350 Tech Data Drive Clearwater, Florida	33760
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15	Items 3-15 are not applicable.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect. *

2.	A copy of the certificate of corporate existence of the Trustee. **

3.	A copy of the certificate of corporate existence and fiduciary powers of the Trustee. **

4.	A copy of the existing By-Laws of the Trustee, or instruments corresponding thereto. *

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign Trustee is authorized to act as sole Trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.	Foreign trustees are required to file a consent to service process of Form F-X [§269.5 of this chapter]. Not applicable.

*	Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3ASR dated November 6, 2015 of file number 333-207870.
**	Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated July 30, 2013 of file number 333-190256.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 17th day of January, 2017.

MUFG Union Bank, N.A.

By:	/s/ Melonee Young
Melonee Young
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

January 17, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the form of indenture between Tech Data Corporation (the “Issuing Entity”) and MUFG Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By:	/s/ Melonee Young
Melonee Young Vice President

Exhibit 7

CONSOLIDATED REPORT OF CONDITION OF

MUFG Union Bank, N.A.

of Los Angeles in the State of California, at the close of business September 30, 2016 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,607,254
Interest-bearing balances	$3,533,123

Securities:

Held-to-maturity securities	$10,388,038
Available-for-sale securities	$13,560,641

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$—
Securities purchased under agreements to resell	$98,474

Loans and lease financing receivables:
Loans and leases held for sale	$849,709
Loans and leases, net of unearned income	$77,349,886
LESS: Allowance for loan and lease losses	$651,542
Loans and leases, net of unearned income and allowance	$76,698,344

Trading assets	$1,466,057
Premises and fixed assets	$559,327
Other real estate owned	$76,634

Investments in unconsolidated subsidiaries and associated companies	$176,798
Direct and indirect investments in real estate ventures	$—
Intangible assets:

Goodwill	$3,224,671
Other intangible assets	$238,189

Other assets	$4,434,521

Total assets	$116,911,780

LIABILITIES
Deposits:
In domestic offices	$86,856,971

Noninterest-bearing	$34,270,876
Interest-bearing	$52,586,095

In foreign offices, Edge and Agreement subsidiaries and IBFs	$248,066
Noninterest-bearing	$—
Interest-bearing	$248,066

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$38,750
Securities sold under agreements to repurchase	$82,973

Trading liabilities	$604,478
Other borrowed money	$9,998,143
Subordinated notes and debentures	$750,000
Other liabilities	$2,051,698

Total liabilities	$100,631,079

EQUITY CAPITAL

Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,869,564
Retained earnings	$6,082,836
Accumulated other comprehensive income	$(434,914)
Other equity capital components	$—

Total bank equity capital	$16,122,063
Noncontrolling (minority) interests in consolidated subsidiaries	$158,638
Total equity capital	$16,280,701

Total liabilities and equity capital	$116,911,780